Exhibit 99.1

D R A F T

Innovative Solutions & Support, Inc. Announces Highlights of

2008 Annual Meeting

Glenn R. Bressner, Robert E. Mittelstaedt, Jr., and Raymond J. Wilson

 Re-Elected to Board of Directors

EXTON, Pa.—February 21, 2008—Innovative Solutions & Support, Inc. (NASDAQ:ISSC - News) today announced the highlights of its 2008 Annual Stockholders Meeting held on Thursday, February 21, 2008.  At the meeting, current Board members Glenn R. Bressner, Robert E. Mittelstaedt, Jr., and Raymond J. Wilson, were all re-elected to the Board of Directors to serve a term expiring at the 2011 annual meeting of shareholders.

Geoffrey S.M. Hedrick, Founder and Chairman of Innovative Solutions & Support, said, “I am pleased that all of our Directors with expiring terms have been re-elected to serve new three-year terms on our Board.  I am look forward to working with them during one of the most exciting times in the Company’s history.”

In order to provide greater clarity and certainty in the operation of the Company’s proposed 2008 Stock-Based Incentive Compensation Plan, the Board of Directors withdrew the proposal for shareholder approval of that Plan.  It is the Board’s intention to clarify these provisions before resubmitting the Plan to Shareholders for their approval.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures and markets flight information computers, electronic displays and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation (RVSM), airspeed and altitude, as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Investor Contact:

John Long, Chief Financial Officer

610-646-0350

jlong@innovative-ss.com

Press Contact:

Theresa Murray

610-642-8253 x164

Theresa@GregoryFCA.com